UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Community Choice Financial Inc.

(Exact name of registrant as specified in its charter)

Ohio	45-1536453
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7001 Post Road, Suite 200
Dublin, Ohio	43016
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-176434

Securities to be registered pursuant to Section 12(g) of the Act:  None

This Form 8-A/A amends the Form 8-A filed by Community Choice Financial Inc. on May 2, 2012 solely to amend the name of the exchange on which the Common Shares are to be registered to The Nasdaq Stock Market LLC.

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the common shares, par value $0.01 per share, of Community Choice Financial Inc. (the “Company”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2011 (Registration No. 333-176434), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMUNITY CHOICE FINANCIAL INC.

	By:	/s/ Bridgette Roman
		Name:	Bridgette Roman
		Title:	Senior Vice President, Secretary
& General Counsel

Dated: May 3, 2012